Exhibit 5.1

John T. McKenna

+1 650 843 5059

jmckenna@cooley.com

March 26, 2020

NVIDIA Corporation

2788 San Tomas Expressway

Santa Clara, California 95051

Ladies and Gentlemen:

We have acted as counsel to NVIDIA Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of:

•	shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

•

depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more depositaries to be named therein (each, a “Depositary”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture, dated as of September 16, 2016, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and incorporated by reference as Exhibit 4.6 to the Registration Statement, and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (together, the “Indenture”);

•

warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be named therein (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”);

•

stock purchase contracts (“Stock Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of capital stock of the Company at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Stock Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein; and

•

stock purchase units of the Company (“Stock Purchase Units”), each representing ownership of a Stock Purchase Contract, which may be issued pursuant to one or more agreements (each, a “Stock Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein.

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000  f: (650) 849-7400  cooley.com

March 26, 2020

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The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.” Each of the Securities as described herein include an indeterminate number of shares of Common Stock, shares of Preferred Stock or Depositary Shares, and an indeterminate amount of Debt Securities, each as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities or Warrants, or settlement of any Stock Purchase Contracts or Stock Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering. The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As used herein, “Transaction Agreements” means the Depositary Agreements, the Indenture, the Warrant Agreements, the Stock Purchase Contract Agreements, the Stock Purchase Unit Agreements and any applicable underwriting or purchase agreement.

With respect to our opinion as to the Common Stock, the Preferred Stock and the Depositary Shares, we have assumed that, at the time of issuance and sale, whether directly or upon exercise, conversion or exchange of other Securities, a sufficient number of shares of Common Stock and Preferred Stock is authorized and available for issuance and that the consideration for the issuance and sale of such Securities is in an amount that is not less than the par value thereof. We have also assumed that (i) with respect to Securities issuable upon conversion of any Securities constituting capital stock of the Company, such Securities will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon conversion, exercise or exchange of any other Securities, such Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Debt Securities, the Warrants, the Depositary Agreements, the Stock Purchase Contracts and the Stock Purchase Units constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof, and we express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We have assumed that all of the following conditions (collectively, the “General Conditions”) shall have been satisfied prior to the issuance of the Securities: (i) the Registration Statement and any required post-effective amendment thereto, have become effective under the Securities Act; (ii) the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as so required; (iii) the issuance and sale of any applicable shares of Common Stock or Preferred Stock by the Company and the execution and delivery of any applicable Transaction Agreements , shall have been duly authorized by all necessary corporate action on the part of the Company; and (iv) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the then operative certificate of incorporation and bylaws of the Company,

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000  f: (650) 849-7400  cooley.com

March 26, 2020

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do not violate any applicable law and do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.

With respect to the Common Stock, provided that: (i) the General Conditions have been satisfied; (ii) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and in accordance with a duly authorized, executed and delivered Transaction Agreement, or upon the conversion, exercise or exchange of other Security in accordance with its terms, will be validly issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock, provided that: (i) the General Conditions have been satisfied; (ii) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered Transaction Agreement, or upon the conversion, exercise or exchange of any other Security in accordance with its terms, will be validly issued, fully paid and nonassessable.

3.

With respect to the Depositary Shares, provided that (i) the General Conditions have been satisfied; (ii) the terms and issuance of the Preferred Stock relating to such Depositary Shares have been duly authorized by all necessary corporate action on the part of the Company; (ii) the Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Depositary Agreement against payment therefor and (iii) the receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Depositary Agreement, then such Depositary Agreement will constitute a legally valid and binding obligation of the Company.

4.

With respect to any series of the Debt Securities, provided that (i) the General Conditions have been satisfied; (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; and (iii) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with the Indenture and any other duly executed and delivered Transaction Agreement or upon the conversion, exercise or exchange or any other Securities in accordance with their terms, will be valid and legally binding obligations of the Company.

5.

With respect to the Warrants, provided that (i) the General Conditions have been satisfied; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; and (iii) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and any duly authorized, executed and delivered Transaction Agreement, will be valid and legally binding obligations of the Company.

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000  f: (650) 849-7400  cooley.com

March 26, 2020

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6.

With respect to any Stock Purchase Contracts, provided that (i) the General Conditions have been satisfied; and (ii) the Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract Agreement, then the Stock Purchase Contracts, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Stock Purchase Contract Agreement and any duly authorized, executed and delivered Transaction Agreement, will constitute valid and binding obligations of the Company.

7.

With respect to any Stock Purchase Units, provided that (i) the General Conditions have been satisfied; and (ii) certificates evidencing the Stock Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Unit Agreement, then the Stock Purchase Units, when issued and sold as contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Stock Purchase Unit Agreement and any duly authorized, executed and delivered Transaction Agreement, will constitute valid and binding obligations of the Company.

Our opinion is subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law and (iii) the enforceability of provisions for indemnification or limitations on liability may be limited by public policy considerations, and the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought. We express no opinion as to (i) liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies, (ii) the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy, (iii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (iv) waivers of rights or defenses, (v) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights or relates to the extension of any statute of limitations, (vii) waivers of broadly or vaguely stated rights, (viii) any provision that (a) relates to exclusivity, election or accumulation of rights or remedies, (b) authorizes or validates conclusive or discretionary determinations, (c) provides that provisions are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable, (d) provides that a party’s waiver of any breach of any provision is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision, (e) provides any party the right to accelerate obligations or exercise remedies without notice, (f) grant setoff rights, or (g) prohibits, restricts, or requires consent to assignment or transfer of any right or property.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000  f: (650) 849-7400  cooley.com

March 26, 2020

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Sincerely,

Cooley LLP

By:	/S/ JOHN T. MCKENNA
John T. McKenna

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000  f: (650) 849-7400  cooley.com